Exhibit 99.1

MARKEL TO ACQUIRE FIRSTCOMP

FOR IMMEDIATE RELEASE	CONTACT: BRUCE KAY
TELEPHONE: 804-747-0136

Richmond, VA, July 14, 2010 — Markel Corporation (NYSE – MKL) and Aspen Holdings, Inc. (doing business as FirstComp) announced today they have entered into a definitive agreement for the acquisition by Markel of Aspen, a privately held insurance group that provides workers’ compensation insurance and related services, principally to small businesses, in 31 states. Aspen, which is headquartered in Omaha, Nebraska, operates primarily through FirstComp Insurance Company, a Nebraska-domiciled insurance company; FirstComp Underwriters Group, Inc. and FirstComp Insurance Agency, Inc., which act as managing general agents; and REX, Inc., which operates as a wholesale intermediary.

Aspen’s subsidiaries collectively underwrite more than $300 million of gross written premium annually. They operate through a network of over 9,000 retail agents and have more than 500 employees based in Nebraska, Rhode Island, Nevada, California and Florida.

Following the acquisition, Aspen will continue to operate as a separate business unit, with Luke Yeransian, Aspen’s current chief executive officer, as president. The operating unit will be part of Markel’s specialty admitted segment, headed by Mike Crowley, Markel’s president and co-chief operating officer.

Subject to the terms of the merger agreement, Aspen’s shareholders will receive up-front consideration of approximately $135 million in cash plus the value relating to certain outstanding Aspen stock options at closing, as well as contingent value rights that may result in the payment of additional cash consideration depending, among other things, upon the development of Aspen’s loss reserves and loss sensitive profit commissions over time. The transaction is subject to customary closing conditions, including regulatory approvals and approval of Aspen’s shareholders, and is expected to close before year-end.

“This transaction presents an excellent opportunity for Markel to use its financial strength to allow Aspen to increase its penetration in the states where it currently operates, expand geographically and retain a greater share of the business it generates over time,” said Mike Crowley, Markel’s president and co-chief operating officer. “Aspen has developed a state-of-the-art technology platform enabling it to efficiently quote, bind and issue more than 100,000 policies annually. This platform can be leveraged to offer additional Markel Specialty product lines, and Aspen’s workers’ compensation expertise can be brought to bear to service current Markel customers.”

“Our technology, distribution, strong customer service ethic and underwriting discipline are a great fit with Markel,” said Luke Yeransian, Aspen’s chief executive officer. “The acquisition by Markel gives us an opportunity to match Markel’s financial strength with our extensive distribution network and technology platform to continue to grow the workers’ compensation business. This combination also gives us the platform to expand into additional property and casualty product offerings. It will allow us to serve our agents and insureds even better and will give our employees a broader arena in which to fulfill their potential. Markel and Aspen share a great deal of respect and admiration for each other, and we are excited about the prospect of combining our talents with theirs.”

Markel Corporation markets and underwrites specialty insurance products and programs to a variety of niche markets. In each of these markets, the Company seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting profits and superior investment returns to build shareholder value.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. To the extent that Markel determines that registration of the contingent value rights is necessary, Markel will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a preliminary proxy statement of Aspen that also constitutes a preliminary prospectus of Markel. A definitive proxy statement will be mailed to stockholders of Aspen, which will contain a prospectus of Markel if registration of the contingent value rights is necessary. Markel and Aspen may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ASPEN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND PROSPECTUS, IF APPLICABLE, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain any documents filed with the SEC (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of any documents filed with the SEC by Markel will be available free of charge on Markel’s website at www.markelcorp.com under the tab “SEC Filings” on the “Investor Information” page or by contacting Markel’s Investor Relations Department at (800) 446-6671 (Toll Free). You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Markel, Aspen, their respective directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Aspen in connection with the proposed transaction. Information regarding Markel’s directors and officers can be found in its proxy statement filed with the SEC on March 19, 2010, as amended. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the definitive proxy statement, and prospectus, if applicable, and other relevant materials that may be filed with the SEC when they become available.

This release contains statements concerning or incorporating expectations, assumptions, plans, objectives, future financial or operating performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. There are risks and uncertainties that may cause actual results to differ materially from predicted results in forward-looking statements, including the ability to consummate the acquisition of Aspen by Markel; the ability to promptly and effectively integrate the operations of Markel and Aspen; timing to consummate the proposed transaction and any necessary actions to obtain required regulatory approvals; potential disruption of current Aspen business relationships because of the transaction; loss of key employees; ability to cross-sell Markel and Aspen products; and increased operational and control risks during the integration process. Additional information about factors that could cause actual results to differ materially from those projected in the forward-looking statements is described under the captions “Risk Factors” and “Safe Harbor and Cautionary Statement” in Markel’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. By making forward-looking statements, Markel does not intend to become obligated to publicly update or revise any such statements, whether as a result of new information, future events or other changes.

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